Exhibit 21

Partnership Subsidiaries

A.P. Woodson Company—District of Columbia

CFS LLC —Pennsylvania

C. Hoffberger Company —Maryland

Champion Energy Corporation—Delaware

Champion Oil Company —Connecticut

Columbia Petroleum Transportation, LLC—Delaware

Hoffman Fuel Company of Bridgeport —Delaware

Hoffman Fuel Company of Danbury—Delaware

Hoffman Fuel Company of Stamford —Delaware

J.J. Skelton Oil Company —Pennsylvania

Lewis Oil Company, Inc. —New York

Marex Corporation—Maryland

Meenan Holdings of New York, Inc.—New York

Meenan Oil Co., Inc.—Delaware

Meenan Oil Co., L.P.—Delaware

Minnwhale, LLC .—New York

Ortep of Pennsylvania, Inc.—Pennsylvania

Petro Holdings, Inc.—Minnesota

Petro Plumbing Corporation—New Jersey

Petro, Inc.—Delaware

Petroleum Heat and Power Co., Inc.—Minnesota

RegionOil Plumbing, Heating and Cooling Co., Inc.—New Jersey

Richland Partners, LLC—Pennsylvania

Rye Fuel Company —Delaware

Star Gas Finance Company—Delaware

Star Acquisitions, Inc.—Minnesota

TG&E Service Company, Inc.—Florida